EXHIBIT 99.1

For more information, contact:
William M. Lowe, Jr.
Vice President
Chief Operating Officer
Chief Financial Officer
(336) 316-5664

Unifi Affirms Strength of Balance Sheet
Despite News of Collins & Aikman Chapter 11 Filing

           GREENSBORO, N.C. - May 18, 2005 - Unifi, Inc. (NYSE:UFI) today announced the anticipated impact to the Company's fiscal fourth quarter results stemming from the voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code filed today by Collins & Aikman Corp.  Unifi supplies a wide range of polyester products for the automotive fabrics produced by Collins & Aikman.

          The Company reported that it is owed approximately $8.2 million by Collins & Aikman Corp., representing 6.4 percent of the Company's net receivables as of the close of its fiscal third quarter, which ended March 27, 2005.  The Company anticipates taking a pre-tax charge to earnings for this amount during the current quarter, which will impact its EBITDA forecast for the fiscal year ending June 26, 2005.  Unifi also announced that it expects to conduct business with Collins & Aikman during the Chapter 11 case and after they emerge from the reorganization process.

           "Collins & Aikman has been a valued partner throughout Unifi's history, and with proper and prudent safeguards in place, Unifi will support their day-to-day operations during the Chapter 11 process," said Bill Lowe, Chief Operating Officer and CFO for Unifi.  "Although the impact on our fourth quarter results will be significant, the strength of our balance sheet will allow us to stay focused on our growth strategies, both domestically and globally."

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 Unifi Affirms Strength of Balance Sheet
Despite News of Collins & Aikman Chapter 11 Filing - page 2

           Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: Sorbtek®, A.M.Y.®, Mynx™ UV, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear and sewing thread, as well as industrial, automotive, military and medical applications.  For more information about Unifi, visit www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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